Additives & Functional Products:

2017 revenue by end-use market


Other 11%
Transportation 28%
Personal Care/Health & Wellness 3%
Consumer/Medical Durables 4%
Energy, Fuels & Water 9%
Food, Feed, & Agriculture 10%
Building & Construction 12%
Consumables 23%

Advanced Materials:

2017 revenue by end-use market


Electronics 7%
Other 2%
Personal Care/ Health & Wellness 9%
Transportation 33%
Consumer/ Medical Durables 15%
Building & Construction 15%
Consumables 19%

Chemical Intermediates:

2017 revenue by end-use market


Electronics 2%
Other 5%
Transportation 5%
Industrial Chemicals & Processing 28%
Consumer/Medical Durables 5%
Energy, Fuels & Water 8%
Consumables 9%
Personal Care & Wellness 9%
Building & Construction 18%
Food, Feed, & Agriculture 11%

Corporate:

2017 revenue by end-use market


Other 5%
Energy, Fuels & Water 5%
Personal Care/Health & Wellness 6%
Transportation 20%
Food, Feed, & Agriculture 7%
Consumer/Medical Durables 7%
Consumables 17%
Filter media 8%
Industrial Chemicals & Processing 11%
Building & Construction 14%